UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

FEDERAL HOME LOAN MORTGAGE
CORPORATION (Freddie Mac)
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia		22102

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:          (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2009, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) issued a press release announcing that its board of directors has named Charles E. Haldeman, Jr. as the company’s chief executive officer. The company expects that Haldeman’s employment will begin in August 2009, following release of the company’s second quarter financial results.

Freddie Mac also announced that Haldeman was elected as a member of the board, effective the date his employment commences. Mr. Haldeman will succeed John A. Koskinen, who has been serving as Freddie Mac’s interim chief executive officer and performing the function of principal financial officer and who will return to the position of non-executive chairman of the board.

A copy of the press release is filed as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Haldeman, 60, joins Freddie Mac from Putnam Investment Management, LLC, the investment advisor for the Putnam Funds, where he served as chairman from July 2008 through June 2009. He joined Putnam Investments in 2002 as senior managing director and co-head of the investment division, was appointed president and chief executive officer in November 2003, and served in that capacity until June 2008. A member of Putnam Funds’ board of trustees since 2004, he was named president of the Putnam Funds in 2007.

Prior to joining Putnam, Haldeman served as chief executive officer of Delaware Investments from 2000 to 2002, and as chairman from 2001 to 2002. He was the president and chief operating officer of United Asset Management Corporation (“UAM”) from 1998 to 1999. Before his service at UAM, he worked in various roles at Cooke & Bieler, Inc., an investment management firm and affiliate of UAM, from 1974 to 1998, most recently as managing partner.

Haldeman earned an M.B.A. from Harvard Business School, a J.D. from Harvard Law School and an A.B. in economics from Dartmouth College. He is a chartered financial analyst. He is currently chairman of Dartmouth College’s Board of Trustees. He also serves on the Harvard Business School Board of Dean’s Advisors, the Partners HealthCare Investment Committee, and the Executive Committee of the Boston Chamber of Commerce.

Freddie Mac has entered into a Memorandum Agreement with Haldeman, which provides for his employment as Chief Executive Officer of Freddie Mac. A copy of the Memorandum Agreement is filed as Exhibit 10.1 to this Report on Form 8-K and incorporated herein by reference. The Federal Housing Finance Agency (“FHFA”), the company’s conservator, has approved this Memorandum Agreement and consulted with the U.S. Department of the Treasury (“Treasury”).

The terms of his Memorandum Agreement provide Haldeman with the following during his employment with Freddie Mac:

•	An annual base salary of $900,000, which amount may be adjusted in the discretion of Freddie Mac, subject to approval by FHFA after consulting with Treasury;

•	To the extent permitted by FHFA, in consultation with Treasury, after receipt of clarification on the impact of recent regulatory actions impacting Freddie Mac’s executive compensation, a short-term and long-term incentive opportunity that, when added to his base salary, would be consistent with the level of compensation provided by Freddie Mac’s major competitors;

•	Relocation benefits consisting of Freddie Mac’s standard executive relocation benefit as well as nine months temporary lodging at a local hotel or comparable living arrangement (in lieu of Freddie Mac’s standard temporary living relocation benefit), reimbursement for reasonable commuting and necessary living expenses, and reimbursement for a limited number of commercial flights between the Washington, D.C. area and Pennsylvania for Mr. Haldeman and his immediate family members for the first nine months of his employment;

•	The opportunity to participate in all employee benefit plans offered to Freddie Mac’s senior executive officers, including the company’s Supplemental Executive Retirement Plan (“SERP”), pursuant to the terms of these plans. For a description of these plans see Freddie Mac’s Form 10-K/A filed April 30, 2009; and

•	If Freddie Mac terminates Haldeman’s employment for any reason other than cause (as is defined in the Memorandum Agreement), he will be eligible to receive severance pay and other benefits pursuant to the terms of any then-applicable Freddie Mac severance plan or policy, subject to the approval of FHFA. For a description of Freddie Mac’s current officer severance policy, filed as Exhibit 10.30 to Freddie Mac’s Form 10 filed July 18, 2008, see Freddie Mac’s Form 10-K/A filed April 30, 2009.

Haldeman is subject to non-competition and non-solicitation of employees restrictions for a period of two years and one year, respectively, following any termination of his employment, and he is also subject to certain restrictions with respect to confidential information obtained during the course of his employment.

Freddie Mac also has entered into a Recapture Agreement with Haldeman. A copy of the Recapture Agreement is filed as Exhibit 10.2 to this Report on Form 8-K and incorporated herein by reference. The Recapture Agreement provides for Freddie Mac’s recapture from Haldeman of Recapture Eligible Compensation (which, as defined in the Recapture Agreement, varies depending on which Triggering Event has occurred) if, at any time during Haldeman’s employment with Freddie Mac (or, under certain circumstances after termination of his employment), the board of directors determines and notifies Haldeman in writing that any Triggering Event (as defined in the Recapture Agreement) has occurred. The Recapture Period (as defined in the Recapture Agreement) also varies depending on which Triggering Event has occurred. In the event that Haldeman is terminated for cause (as defined in the Recapture Agreement), he forfeits rights to any future payment of annual short-term incentive, long-term incentive or severance benefits that might otherwise have been due pursuant to the terms of applicable plans or awards from the date of Haldeman’s termination forward. The board has discretion to determine the appropriate amount required to be recaptured, if any, upon a Triggering Event, which is intended to be the compensation in excess of what Freddie Mac would have paid Haldeman had Freddie Mac taken into consideration the impact of the Triggering Event at the time such compensation was awarded.

On July 21, 2009, Freddie Mac entered into an indemnification agreement with Haldeman, effective as of the date of his appointment as the company’s chief executive officer. A copy of the form of indemnification agreement is attached as Exhibit 10.2 to Freddie Mac’s current report on Form 8-K filed on December 23, 2008 and is incorporated herein by reference. For a description of this indemnification agreement see Freddie Mac’s Form 10-K/A filed April 30, 2009.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are being filed as part of this Report on Form 8-K:

10.1	Memorandum Agreement, dated July 20, 2009, between Freddie Mac and Charles E. Haldeman, Jr. *
10.2	Recapture Agreement, dated July 21, 2009, between Freddie Mac and Charles E. Haldeman, Jr. *
99.1	Press release, dated July 21, 2009, issued by Freddie Mac

*	This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

By:	/s/ John A. Koskinen

Name: John A. Koskinen Title: Interim Chief Executive Officer

July 21, 2009

EXHIBIT INDEX

10.1	Memorandum Agreement, dated July 20, 2009, between Freddie Mac and Charles E. Haldeman, Jr. *
10.2	Recapture Agreement, dated July 21, 2009, between Freddie Mac and Charles E. Haldeman, Jr. *
99.1	Press release, dated July 21, 2009, issued by Freddie Mac